EXHIBIT 99.1


                         Independent Accountants' Report
                         -------------------------------


Citibank Credit Card Master Trust I
c/o Bankers Trust Company, as Trustee

Citibank (South Dakota), National Association, as Servicer

We have examined the accompanying assertion made by management on Citibank (South Dakota), National Association's ("CBSD") compliance, as Servicer, with the servicing requirements in Article III, Sections 3.01, 3.02, 3.04, 3.05, 3.06, and 3.09, Article IV, and Section 8.08 of the Amended and Restated Pooling and Servicing Agreement for the Citibank Credit Card Master Trust I, formerly known as the Standard Credit Card Master Trust I (the "Trust"), dated as of October 5, 2001, including the supplements for each series issued from the Trust, among CBSD, as Seller and Servicer, Citibank (Nevada), National Association, as Seller, and Bankers Trust Company, as Trustee (the "Agreement") for the year ended December 31, 2001. Management is responsible for CBSD's compliance with the aforementioned sections of the Agreement. Our responsibility is to express an opinion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting management's assertion and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

In our opinion, management's assertion referred to above is fairly stated, in all material respects, based upon the stated criteria in the Agreement.



/s/ KPMG LLP

New York, New York
March 20, 2002

      Management Report on Citibank (South Dakota), National Association's
          Compliance, as Servicer, with the Servicing Requirements of the Pooling and Servicing Agreement
                       -----------------------------------


Management of Citibank (South Dakota), National Association ("CBSD"), as Servicer, is responsible for compliance with the servicing requirements in
Article III, Sections 3.01, 3.02, 3.04, 3.05, 3.06, and 3.09, Article IV, and
Section 8.08 of the Amended and Restated Pooling and Servicing Agreement for the Citibank Credit Card Master Trust I, formerly known as the Standard Credit Card Master Trust I (the "Trust"), dated as of October 5, 2001, including the supplements for each series issued from the Trust, among CBSD, as Seller and Servicer, Citibank (Nevada), National Association, as Seller, and Bankers Trust Company, as Trustee (the "Agreement").

Management has performed an evaluation of CBSD's compliance with the aforementioned sections of the Agreement for the year ended December 31, 2001. Based upon this evaluation, management believes that, for the year ended December 31, 2001, CBSD, as Servicer, was materially in compliance with the aforementioned sections of the Agreement.



/s/ Kendall Stork
-----------------
Kendall Stork
President


March 20, 2002

                         Independent Accountants' Report
                         -------------------------------


Citibank Credit Card Master Trust I
c/o Bankers Trust Company, as Trustee

Citibank (South Dakota), National Association, as Servicer

We have examined the accompanying assertion made by management on Citibank (South Dakota), National Association's ("CBSD") compliance, as Servicer, with
Article III, Section 3.04 (b) of the Amended and Restated Pooling and Servicing Agreement, for the Citibank Credit Card Master Trust I, formerly known as the Standard Credit Card Master Trust I (the "Trust"), dated as of October 5, 2001, including the supplements for each series issued from the Trust, among CBSD, as Seller and Servicer, Citibank (Nevada), National Association, as Seller, and Bankers Trust Company, as Trustee (the "Agreement") for the year ended December 31, 2001. Management is responsible for CBSD's compliance with Article III,
Section 3.04 (b) of the Agreement, including the accuracy of the mathematical calculations of each amount set forth in the Monthly Servicer Certificates, delivered pursuant to Section 3.04 (b), using CBSD's computer reports which were the source of such amounts. Our responsibility is to express an opinion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting management's assertion and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

In our opinion, management's assertion referred to above is fairly stated, in all material respects, based upon the stated criteria in the Agreement.


/s/ KPMG LLP

New York, New York
March 20, 2002

      Management Report on Citibank (South Dakota), National Association's
         Compliance, as Servicer, with Article III, Section 3.04 (b) of the Pooling and Servicing Agreement
                       -----------------------------------


Management of Citibank (South Dakota), National Association ("CBSD"), as Servicer, is responsible for the preparation of the Monthly Servicer Certificates in compliance with Article III, Section 3.04 (b) of the Amended and Restated Pooling and Servicing Agreement for the Citibank Credit Card Master Trust I, formerly known as the Standard Credit Card Master Trust I (the "Trust"), dated as of October 5, 2001, including the supplements for each series issued from the Trust, among CBSD, as Seller and Servicer, Citibank (Nevada), National Association, as Seller, and Bankers Trust Company, as Trustee (the "Agreement"). Management is also responsible for the accuracy of the mathematical calculations of each amount set forth in the Monthly Servicer Certificates, delivered pursuant to Section 3.04 (b), using CBSD's computer reports which were the source of such amounts.

Management has performed an evaluation of CBSD's compliance with Article III,
Section 3.04 (b) of the Agreement, including the accuracy of the related mathematical calculations, for the year ended December 31, 2001. Based upon this evaluation, management believes that, for the year ended December 31, 2001, CBSD, as Servicer, was materially in compliance with Article III, Section 3.04
(b) of the Agreement.


/s/ Kendall Stork
-----------------
Kendall Stork
President


March 20, 2002